Exhibit 3ii

BYLAWS OF BB&T CORPORATION

As Amended Effective October 23, 2007

ARTICLE I

Offices

     1. Principal Office: The principal office of the corporation shall be located at 200 West Second Street, Winston-Salem, North Carolina, or at such other place as the Board of Directors may fix from time to time.

     2. Registered Office: The corporation shall maintain a registered office or registered offices at such place or places as may be required by applicable law.

     3. Other Offices: The corporation may have offices at such other places as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

ARTICLE II

Meetings of Shareholders

     1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be fixed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors and designated in the notice of the meeting.

     2. Annual Meetings: The annual meeting of shareholders shall be held on such date and at such time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.

     3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of this Article relating to special meetings. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     4. Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors of the corporation.

     5. Notice of Meetings:

     (a) Written, printed or electronically transmitted notice of a meeting stating the date, time and place of the meeting shall be delivered to each shareholder of record entitled to vote at the meeting not fewer than 10 nor more than 60 days before the date thereof, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors.

     (b) In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

     (c) When a meeting is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than 120 days in any one adjournment, it is not necessary to give any notice of the date, time and place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

     6. Voting Groups: All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless authorized pursuant to the articles of incorporation or specifically required by applicable law.

     7. Quorum: Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of that voting group exists with respect to that matter. Unless otherwise required by the North Carolina Business Corporation Act, the articles of incorporation or a bylaw adopted by the shareholders, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     8. Voting of Shares:

     (a) Subject to any restrictions imposed pursuant to the articles of incorporation or applicable law, each outstanding share having voting rights, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     (b) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the North Carolina Business Corporation Act or by the articles of incorporation or a bylaw adopted by the shareholders. Voting on all matters properly presented at a meeting shall be by voice vote, unless the chairman of the meeting determines otherwise.

     9. Proxies: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or his or her duly authorized attorney-in-fact. In addition, (i) an appointment in the form of an electronic record that bears the shareholder's electronic signature and that may be directly reproduced in paper form by an automated process shall be deemed a valid appointment form, and (ii) the corporation may permit a shareholder to appoint one or more proxies by any kind of telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

     10. Notice of Shareholder Proposals and Nominees for Election as Directors:

     (a) No business shall be transacted at a meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Section 5 of this Article, (ii) presented by or at the direction of the Board of Directors, or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting in compliance with the procedures set forth in this Section 10. In addition to the requirements of any applicable law with respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the corporation (including the requirements of the Securities and Exchange Commission relating to shareholder proposals and director nominees), and subject to the provisions of the North Carolina Business Corporation Act as in effect from time to time, any shareholder desiring to introduce any business before any meeting of the shareholders of the corporation shall be required to deliver to the Secretary written notice containing the information specified herein (i) in the case of an annual meeting, at least 60 days but no more than 90 days in advance of the first anniversary of the notice date of the corporation's proxy statement for the preceding year's annual meeting, and (ii) in the case of a special meeting, no later than the tenth day following the notice date for such meeting. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year's annual meeting, notice by a shareholder must be delivered no earlier than the 90th day prior to such annual meeting and no later than the later of the 60th day prior to such annual meeting or the tenth day following the notice date for such meeting. The written notice required herein shall, as to each matter the shareholder proposes to bring before the meeting, contain the following information (in addition to any information required by applicable law): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

     (b) Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at a meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at such meeting of shareholders (i) by or at the direction of the Board of Directors (or a properly authorized committee of the Board) or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. Any shareholder desiring to nominate a person for election as a director of the corporation shall deliver to the Secretary a written notice at such time and containing such information as set forth in Section 10(a) of this Article, with such additional information in the notice concerning the nominee for election as a director of the corporation as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision thereto), to be disclosed in the proxy materials concerning all persons nominated (by the corporation or otherwise) for election as a director of the corporation, as well as a consent signed by each nominee to serve as a director if elected.

     (c) Failure of any shareholder to provide such notice in a timely and proper manner as set forth in this Section 10 shall authorize the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

     11. Conduct of Meetings:

     (a) Unless determined otherwise by the Board of Directors, the Chief Executive Officer of the corporation shall act as chairman at all meetings of shareholders and the Secretary or an Assistant Secretary of the corporation shall act as secretary at all meetings of shareholders.

     (b) The Board of Directors of the corporation may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or the chairman of the meeting, may, to the extent not prohibited by applicable law, include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) rules and procedures for dismissal of business not properly submitted (including but in no way limited to matters described in Section 10 of this Article), (iv) limitations on attendance at or participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (v) restrictions on entry to the meeting after the time fixed for the commencement thereof, (vi) limitations on the time allotted for questions or comments by participants and (vii) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     12. Inspector of Elections: The Board of Directors may appoint one or more voting inspectors to act at any meeting of shareholders or any adjournment thereof. If the Board does not make such appointment, or if their appointees or any of them fail to appear or act at the meeting of shareholders, the chairman of the meeting may appoint such inspector or inspectors to act at the meeting.

     13. Attendance by Electronic Means: If and to the extent authorized by the Board, a shareholder or the shareholder's proxy not physically present at a shareholders meeting may attend the meeting by electronic or other means of remote communication that allows the shareholder or proxy (i) to read or to hear the meeting proceedings substantially concurrently as the proceedings occur, (ii) to be read or to be heard substantially concurrently as the shareholder or proxy communicates, and (iii) to vote on matters to which the shareholders or proxy is entitled to vote.

ARTICLE III

Directors

     1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by applicable law or in the articles of incorporation.

     2. Number, Term and Qualification: The Board shall consist of not less than three nor more than twenty-five members and the number of members shall be fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the shareholders at any meeting thereof. Commencing with the 2007 annual meeting of shareholders, each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director; and the terms of the directors elected before the 2007 annual meeting of shareholders shall expire at the 2007 annual meeting of shareholders. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

     3. Election of Directors: Except as provided in Section 5 of this Article, directors are elected by the shareholders by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     4. Removal: Directors may be removed from office only for cause and only by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire board is removed, an individual director may not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If any or all directors are so removed, new directors may be elected at the same meeting.

     5. Vacancies: A vacancy occurring in the Board of Directors, including a vacancy not filled by the shareholders and a vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last fixed by shareholders where such number was fifteen or less, and (ii) to a number which exceeds by more than four the number of directors last fixed by shareholders where such number was sixteen or more.

     6. Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of expenses incurred by the directors in connection with such services.

     7. Qualifying Shares: Each director shall own at least two thousand five hundred (2,500) shares of BB&T Corporation Common Stock throughout the full term of the director’s service. These “qualifying shares” may be acquired over a period of three years from the date of the initial election of the director.

     8. Director Retirement: A director, upon reaching age seventy, shall retire as a director effective as of the end of that calendar year without any further action by the shareholders or the Board of Directors.

     9. Executive & Risk Management Committee: The Board of Directors shall maintain an Executive & Risk Management Committee composed of not less than three members of the Board, each of whom shall be elected by a majority of the Board. The Executive & Risk Management Committee shall have such powers and duties as may be stated in its charter or prescribed from time to time by the Board, subject to any restrictions imposed by applicable law. Without limiting the foregoing, to the extent permitted by applicable law and authorized by the Board, the Executive & Risk Management Committee shall have and may exercise, during the intervals between the meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the corporation.

     10. Audit Committee: The Board of Directors shall maintain an Audit Committee composed of not less than three independent members of the Board, each of whom shall be elected by a majority of the Board. The Audit Committee shall have such powers and duties as may be stated in its charter or prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

     11. Other Committees: The Board of Directors may establish a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees of the Board as the Board shall determine. Each committee shall be composed of not less than three members of the Board, each of whom shall be elected by a majority of the Board. Each such committee shall have such powers and duties as may be stated in such committee's charter or prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

     12. General Committee Matters: Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this Article.

ARTICLE IV

Meetings of Directors

     1. Regular Meetings: A regular meeting of the Board of Directors shall be held on the same date, and at the same place, as the annual meeting of shareholders or at such other date, time and place as the Board of Directors shall determine. In addition, the Board of Directors may provide for the date, time and place for the holding of additional regular meetings, either within or without the State of North Carolina, without notice. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

     2. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary of the corporation, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the articles of incorporation or the bylaws.

     3. Waiver of Notice: A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.

     4. Quorum: Unless the articles of incorporation or bylaws provide otherwise, a majority of the number of directors prescribed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or, if no number is so prescribed, a majority of directors in office immediately before the meeting shall constitute a quorum.

     5. Adjournment: Any duly convened regular or special meeting may be adjourned by the directors to a later date or time without further notice.

     6. Manner of Acting: Except as otherwise provided in the articles of incorporation or the bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     7. Presumption of Assent: A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     8. Action without Meeting: Action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director's consent to action taken without meeting may be in electronic form and delivered by electronic means.

     9. Attendance by Electronic, Telephonic or Similar Means: Unless otherwise provided by the articles of incorporation, the bylaws or the Board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE V

Officers

     1. Title and Number: The officers of the corporation may consist of a Chairman of the Board, one or more Vice Chairmen, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Administrative Officer, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, a Secretary, a Treasurer, a Controller and such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect or as may otherwise be elected pursuant to this Article. Any two or more offices may be held by the same person, except that no individual may act in more than one capacity where action of two or more officers is required.

     2. Election and Term: The officers of the corporation shall be elected by the Board of Directors or by a duly designated committee of the Board. Each officer shall hold office until a successor is elected and qualified, or until his or her resignation, retirement, death, removal or disqualification.

     3. Removal: The Board of Directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the Chief Executive Officer may be removed or terminated at any time with or without cause by a duly designated Board committee or by a superior officer; provided, however, that the Chairman or any Vice Chairman may be removed solely by the Board. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.

     4. Compensation: The compensation of all officers of the corporation shall be fixed by the Board of Directors or by or under the direction of a duly designated committee of the Board or other officer or officers designated by the Board.

     5. Chairman of the Board; Vice Chairmen: There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman may also be the Chief Executive Officer of the corporation. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be incident to the office of Chairman or as may be directed by the Board. There may also be one or more Vice Chairmen of the Board of Directors elected by the directors from their members. Such Vice Chairman or Vice Chairmen shall perform such other duties as may be incident to the office of Vice Chairman or as may be directed by the Board.

     6. Chief Executive Officer: The Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the corporation, shall have and exercise all powers, duties and authority incident to the office of Chief Executive Officer and shall, subject to the direction and control of the Board, supervise, direct and control the management of the corporation in accordance with these bylaws. The Chief Executive Officer may also serve as Chairman of the Board in accordance with Section 5 of this Article.

     7. Other Officers: Each other officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his or her office or prescribed by the Board or, with respect to offices other than the Chief Executive Officer, the Chairman and any Vice Chairman of the Board (and except as otherwise determined by the Board), by the Board, a duly designated committee of the Board or the Chief Executive Officer.

     8. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

Contracts, Loans and Deposits

     1. Contracts: The Board of Directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. In addition, unless the Board determines otherwise, each officer shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the corporation.

     2. Loans: No loans shall be contracted on behalf of the corporation and no evidence of indebtedness on behalf of the corporation shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors or the Chief Executive Officer.

     4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VII

Certificates for Shares and Their Transfer

     1. Certificates for Shares and Stock Transfer Records:

     (a) The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series as Uncertificated Shares as well as Certificated Shares, which will permit the corporation to participate in the “Direct Registration System” for publicly traded securities operated by The Depository Trust Company (“DTC”). If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. The Board of Directors may designate a transfer agent who may countersign each certificate either manually or by use of a facsimile signature.

     (b) The corporation shall keep, or cause one or more stock transfer agents to keep, the stock transfer records of the corporation, which shall reflect the name and address of each shareholder of record, the number and class or series of shares issued to each shareholder of record and the date of issue of each such share. The Board of Directors may designate a registrar to register each certificate that is issued either manually or by use of a facsimile signature.

     2. Transfer of Shares: Transfers of shares shall be made and recorded on the stock transfer records of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his or her duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

     3. Fixing Record Date: The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, the record date shall be the date the Board of Directors authorizes the distribution or share dividend.

     4. Lost, Stolen or Destroyed Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen or destroyed, upon receipt of a written statement of such fact from the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may require the claimant or his or her legal representative to give the corporation a bond in such sum and with such surety or other security as the Board may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII

Indemnification of Officers and Directors

     1. Right to Indemnification: Any person who at any time hereafter serves or heretofore has served: (i) as an officer or director of the corporation; (ii) at the request of the corporation as a director, officer, partner, or trustee (or in any position of similar authority, by whatever title known) of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) as a trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against:

     (a) All liability and expenses, including without limitation costs and expenses of litigation and reasonable attorney's fees, actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the corporation or by or on behalf of any third party, outsider or any other person, seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and

     (b) Liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above;

provided, however, the corporation shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the corporation.

     2. Recovery of Expenses: Any person entitled to indemnification under this Article shall be entitled to recover from the corporation his or her reasonable costs, expenses and attorneys' fees incurred in connection with enforcing his or her right to indemnification.

     3. Advancement of Expenses: Expenses incurred by a director or officer of the corporation in defending an action, suit or proceeding described above shall, at the request of such director or officer, and subject to authorization by the Board, be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to indemnification from the corporation under this Article or otherwise.

     4. Reliance: Any person who at any time after the adoption of this Article serves or has served in any of the capacities described in Section 1 herein for or on behalf of the corporation shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

     5. Amendment: Any amendment, alteration, repeal or other change hereof limiting or restricting in any way the rights, fixed or contingent, granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, repeal or other change.

     6. No Limitation on Other Rights to Indemnification: If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the corporation shall nevertheless indemnify each person described in Section 1 herein to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

ARTICLE IX

General Provisions

     1. Dividends: The Board of Directors may from time to time declare, and the corporation may pay, distributions and share dividends to its shareholders in the manner and upon the terms and conditions provided by applicable law and by the articles of incorporation or the bylaws.

     2. Seal: The seal of the corporation shall be in any form approved from time to time or at any time by the Board of Directors.

     3. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be from January 1 to December 31.

     4. Amendments: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors, provided ten days notice of the proposed amendment has been given to each member of the Board of Directors.

     The Board of Directors shall have no power to adopt a bylaw: (i) requiring more than a majority of the voting shares for a quorum at a regular meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (ii) providing for the management of the corporation otherwise than by the Board of Directors or its Executive & Risk Management Committee; (iii) increasing or decreasing the number of directors; or, (iv) that is inconsistent with the requirements of the laws of the State of North Carolina and of the Articles of Incorporation.

     No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors. The affirmative vote of two-thirds of the total number of shares outstanding shall be required to amend, alter, change or repeal Article III, Sections 2, 4 and 5 and this Section 4 of Article IX of these bylaws.

     5. North Carolina Shareholder Protection Act Inapplicable: The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, known as "The North Carolina Shareholder Protection Act," shall not be applicable to the corporation.

     6. Definitions: Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein. In addition, without limiting the effect of the foregoing, the term "applicable law" used in these bylaws shall refer to any applicable laws, rules or regulations, including but not limited to the North Carolina Business Corporation Act, applicable federal securities laws, rules and regulations and the rules and regulations of any applicable stock exchange.